Exhibit 99.2

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for September 2015

ATLANTA, October 2, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for September 2015.

Consolidated passenger unit revenue (PRASM) for the month of September declined 5.0% year over year, consistent with recent trends of pressure from foreign exchange, lower surcharges in international markets, and domestic yields.

In an Investor Update issued this morning, Delta announced that it expects its operating margin to be 20% - 21% and its unit revenue to decline 4.5% - 5.5% for the September quarter. Both of these results are on the favorable end of initial guidance ranges provided by the company in July.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
September consolidated PRASM change year over year	(5.0%)
Projected September quarter fuel price per gallon, adjusted	$1.80 - $1.85
September mainline completion factor	100.0%
September on-time performance (preliminary DOT A14)	90.5%

•	Note: Projected fuel price of $1.80 - $1.85 includes taxes, transportation, settled hedges, hedge premiums and refinery contribution and is adjusted for MTM adjustments and settlements.

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 318 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com..

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of October 2, 2015, and which we have no current intention to update.

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Operating Margin, adjusted for special items

Delta adjusts for the following items to determine operating margin, adjusted for special items, for the reasons described below:

•	MTM adjustments and settlements. MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze the company's core operational performance in the periods shown.

•	Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

(Projected)
Three Months Ended
September 30, 2015
Operating margin	18.7% to 20.1%
Adjusted for:
MTM adjustments and settlements	1.1% to 0.7%
Refinery sales	0.2%
Operating margin, adjusted	20% to 21%

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Average Fuel Price Per Gallon, Adjusted

Delta adjusts for mark-to-market adjustments and settlements to determine average price per fuel gallon, adjusted. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze the company's core operational performance in the period shown.

(Projected)
Three Months Ended
September 30, 2015
Average fuel price per gallon	$1.95 to $1.90
MTM adjustments and settlements	(0.15) to (0.05)
Average fuel price per gallon, adjusted	$1.80 to $1.85

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	Monthly Traffic Results (a)					Year to Date Traffic Results (a)
	Sep 2015	Sep 2014	Change			Sep 2015	Sep 2014	Change

RPMs (000):
Domestic	10,035,472	9,601,070	4.5%			95,101,878	90,875,786	4.7%
Delta Mainline	8,385,924	7,909,592	6.0%			79,479,519	74,724,454	6.4%
Regional	1,649,548	1,691,478	(2.5%	)		15,622,359	16,151,332	(3.3% )
International	7,321,450	7,351,110	(0.4%	)		64,946,334	64,021,155	1.4%
Latin America	1,195,127	1,215,692	(1.7%	)		14,704,012	13,826,477	6.3%
Delta Mainline	1,159,518	1,192,420	(2.8%	)		14,409,358	13,553,224	6.3%
Regional	35,609	23,272	53.0%			294,654	273,253	7.8%
Atlantic	4,046,855	4,040,995	0.1%			31,679,123	31,428,637	0.8%
Pacific	2,079,467	2,094,423	(0.7%	)		18,563,199	18,766,041	(1.1% )
Total System	17,356,922	16,952,180	2.4%			160,048,212	154,896,941	3.3%

ASMs (000):
Domestic	11,827,294	11,581,895	2.1%			110,717,052	106,059,831	4.4%
Delta Mainline	9,759,428	9,390,616	3.9%			91,310,199	85,816,029	6.4%
Regional	2,067,866	2,191,279	(5.6%	)		19,406,853	20,243,802	(4.1% )
International	8,602,308	8,661,089	(0.7%	)		77,846,819	75,586,862	3.0%
Latin America	1,471,681	1,510,604	(2.6%	)		17,742,888	16,509,861	7.5%
Delta Mainline	1,426,257	1,477,645	(3.5%	)		17,368,145	16,148,605	7.6%
Regional	45,424	32,959	37.8%			374,743	361,256	3.7%
Atlantic	4,681,526	4,541,229	3.1%			38,490,318	36,803,262	4.6%
Pacific	2,449,102	2,609,256	(6.1%	)		21,613,613	22,273,739	(3.0% )
Total System	20,429,603	20,242,984	0.9%			188,563,871	181,646,693	3.8%

Load Factor:
Domestic	84.9%	82.9%	2.0		pts	85.9%	85.7%	0.2	pts
Delta Mainline	85.9%	84.2%	1.7		pts	87.0%	87.1%	(0.1)	pts
Regional	79.8%	77.2%	2.6		pts	80.5%	79.8%	0.7	pts
International	85.1%	84.9%	0.2		pts	83.4%	84.7%	(1.3)	pts
Latin America	81.2%	80.5%	0.7		pts	82.9%	83.7%	(0.8)	pts
Delta Mainline	81.3%	80.7%	0.6		pts	83.0%	83.9%	(0.9)	pts
Regional	78.4%	70.6%	7.8		pts	78.6%	75.6%	3.0	pts
Atlantic	86.4%	89.0%	(2.6)		pts	82.3%	85.4%	(3.1)	pts
Pacific	84.9%	80.3%	4.6		pts	85.9%	84.3%	1.6	pts
Total System	85.0%	83.7%	1.3		pts	84.9%	85.3%	(0.4)	pts

Mainline Completion Factor	100.0%	99.8%	0.2		pts

Passengers Boarded	14,549,282	13,931,141	4.4%			135,158,780	129,554,616	4.3%

Cargo Ton Miles (000):	182,219	207,969	(12.4%	)		1,655,023	1,759,128	(5.9% )

a Results include flights operated under contract carrier arrangements

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